UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2012

XYLEM INC.

(Exact name of registrant as specified in its charter)

Indiana	001-35229	45-2080495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1133 Westchester Avenue, Suite N200 White Plains, New York		10604
(Address of principal executive offices)		(Zip Code)

(914) 323-5700

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 SUBMISSION OF MATTERS TO VOTE OF SECURITY HOLDERS.

On May 10, 2012, Xylem Inc. (the “Company”) held its first Annual Meeting of Shareowners (“Annual Meeting”).

Results of votes with respect to proposals submitted at the Annual Meeting were as follows:

1.	Proposal 1—Election of Class 1 Directors. The proposal to elect three nominees to serve as Class 1 directors for a three-year term expiring in 2015 received the following votes:

NOMINEE	FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
Victoria D. Harker	138,522,308	3,573,853	115,888	15,481,351
Gretchen W. McClain	141,244,975	861,006	106,068	15,481,351
Markos I. Tambakeras	141,018,288	1,037,087	156,674	15,481,351

2.	Proposal 2—Ratification of Appointment of the Independent Registered Public Accounting Firm. The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2012 was ratified by a vote of 155,401,217 shares voting for; 2,171,331 shares voting against; and 120,852 abstentions.

3.	Proposal 3—Non-Binding Vote on Named Executive Officer Compensation. The proposal for approval, by a non-binding vote, of the compensation of the Company’s named executive officers was approved by a vote of 132,683,934 shares voting for; 4,235,292 shares voting against; 5,292,823 abstentions; and 15,481,351 broker non-votes.

4.	Proposal 4—Frequency of Non-Binding Vote on Named Executive Officer Compensation. The proposal with respect to the frequency of holding a non-binding vote to approve the compensation of the Company’s named executive officers should occur received the following votes: 122,370,301 for 1 YEAR; 3,033,185 for 2 YEARS; 12,114,155 for 3 YEARS; 4,694,408 abstentions; and 15,481,351 broker non-votes.

In light of the voting results with respect to the frequency of holding a non-binding vote on executive compensation, the Company’s Board of Directors determined that the Company currently intends to hold a non-binding vote on the compensation of our named executive officers every year until the next required vote on the frequency of holding a non-binding vote on executive compensation. The Company is required to hold votes on frequency every six years.

There were no other matters presented for a vote at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XYLEM INC.

Date: May 14, 2012	By:	/s/ Frank R. Jimenez
Frank R. Jimenez
Senior Vice President, General Counsel and Corporate Secretary (Authorized Officer of Registrant)